SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 28, 2001

Sequoia Mortgage Funding Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-22681	91-1771827

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

591 Redwood Highway
Suite 3120
Mill Valley, California		94941

(Address of Principal Executive
Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 381-1765

No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2

Item 5. Other Events.

     In connection with the offering of the Sequoia Mortgage Trust 5 Collateralized Mortgage Bonds, Greenwich Capital Markets, Inc., as underwriter of the Bonds (the “Underwriter”), has prepared certain materials (the “Computational Materials”) for distribution to its potential investors. Although Sequoia Mortgage Funding Corporation provided the Underwriter with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, it did not participate in the preparation of the Computational Materials.

     For purposes of this Form 8-K, Computational Materials shall mean computer generated tables and/or charts displaying, with respect to the Bonds, any of the following: yield; average life, duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are attached hereto as Exhibit 99.1.

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Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	Computational Materials.
99.2	Computational Materials.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUOIA MORTGAGE FUNDING CORPORATION

By:	/s/ Harold Zagunis

Name: Harold Zagunis
Title: Chief Financial Officer

Dated: October 28, 2001

EXHIBIT INDEX

Exhibit No.	Description

99.1 99.2	Computational Materials Additional Computational Materials